Exhibit 99.1

Everbridge Appoints David Wagner Chief Executive Officer

BURLINGTON, Mass. – July 25, 2022 – Everbridge, Inc. (NASDAQ: EVBG), the global leader in critical event management (CEM) and national public warning software solutions , today announced that David Wagner, formerly President and Chief Executive Officer of Zix, has been appointed President and Chief Executive Officer, effective immediately, and will become a member of the Board of Directors. Patrick Brickley, who has served as Co-CEO and Chief Financial Officer, and Vernon Irvin, who has served as Co-CEO and Chief Revenue Officer, will continue in their roles as Chief Financial Officer and Chief Revenue Officer.

“Dave is a proven executive with a record of successfully leading, growing and transforming B2B SaaS software companies to achieve stronger execution, innovation and profitable growth,” said Jaime Ellertson, Chairman of the Everbridge Board of Directors. “Dave’s experience leading teams to transform products and optimize go-to-market execution aligns well with Everbridge’s priorities – and is consistent with our ongoing strategic realignment. Furthermore, we believe his focus on building mission-driven cultures will empower and uplift the entire team. The Board remains open to all opportunities to enhance shareholder value, and we are confident Dave is the right person to lead the Company through this next phase.”

Wagner said, “I am excited to join Everbridge at this important moment in the Company’s evolution. Everbridge is a pioneer and the clear industry leader in Critical Event Management, with incredibly talented and dedicated employees. As boards of directors increasingly focus on resilience, Everbridge’s customers and partners are relying on our solutions more than ever. I am excited about the many opportunities I see to further scale the business, and I am committed to creating value for shareholders from day one. I look forward to partnering with Patrick, Vernon and the entire Everbridge team to build on the great work underway and deliver on our mission to keep people safe and organizations running.”

Ellertson continued, “On behalf of everyone at Everbridge, I want to thank Patrick and Vernon for serving as Co-CEOs while we searched for a permanent successor. Under Patrick and Vernon’s leadership, Everbridge has made strong progress in simplifying our products, strengthening our go-to-market execution and improving efficiency. We look forward to continuing to benefit from their expertise and ongoing service.”

Wagner joins Everbridge with 30 years of leadership experience and significant B2B SaaS and cyber security expertise. Most recently, Wagner served as President and Chief Executive Officer of Zix (formerly NASDAQ: ZIXI) from 2016 until its sale to OpenText in December 2021. Wagner led Zix’s transformation from a premise-based email encryption company to a leading provider of cloud-based security, compliance and productivity solutions, overseeing the integration of multiple products and platforms. During this period, Zix grew its Annual Recurring Revenues, EBITDA and resulting enterprise value, each by over 400%.

Prior to Zix, Wagner held leadership roles at Entrust, Inc. (and later Entrust Datacard, a portfolio company of Thoma Bravo) for 20 years. Wagner served as President of Entrust from 2013 through 2015, where he led the successful integration of Entrust after its acquisition by Datacard, delivered revenue growth and led the re-investment strategy to move Entrust solutions to the cloud. Wagner served as Chief Financial Officer of Entrust from 2003 to 2013, during a period of strong growth in revenue and profitability. Wagner has a Master’s of Business Administration and a Bachelor’s of Science in Accounting from Pennsylvania State University.

About Everbridge

Everbridge, Inc. (NASDAQ: EVBG) is a global software company that provides enterprise software applications that automate and accelerate organizations’ operational response to critical events in order to Keep People Safe and Organizations Running™. During public safety threats such as active shooter situations, terrorist attacks or severe weather conditions, as well as critical business events including IT outages, cyber-attacks, product recalls or supply-chain interruptions, over 6,200 global customers in 76 countries rely on the Company’s Critical Event Management Platform to quickly and reliably aggregate and assess threat data, locate people at risk and responders able to assist, automate the execution of pre-defined communications processes through the secure delivery to over 100 different communication modalities, and track progress on executing response plans. For more information, visit www.everbridge.com, read the company blog, and follow on Twitter and Facebook.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; our ability to successfully integrate businesses and assets that we have acquired or may acquire in the future; the impact of the global COVID-19 pandemic on our operations and those of our customers and suppliers; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission including but not limited to our Quarterly Report on Form 10-Q for the quarterly period ended

March 31, 2022 (“SEC”), and our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 25, 2022. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Everbridge Contacts:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197